EXHIBIT 99.3

Mann Steel Products, Inc.

Financial Statements

December 31, 2006, 2005 and 2004

Mann Steel Products, Inc.

Table of Contents

December 31, 2006, 2005 and 2004

Page
Independent Auditors’ Report	1

Financial Statements

Balance Sheets	2

Statements of Income	3

Statements of Retained Earnings	4

Statements of Cash Flows	5

Notes to Financial Statements	6-11

Independent Auditors’ Report

To the Board of Directors

Mann Steel Products, Inc.

Birmingham, Alabama

We have audited the accompanying balance sheets of Mann Steel Products, Inc., as of December 31, 2006 and 2005, and the related statements of income, retained earnings, and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mann Steel Products, Inc., as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States.

Birmingham, Alabama

July 31, 2007

Mann Steel Products, Inc.

Balance Sheets

	December 31,
	2006	2005
Assets
Current assets:
Cash	$561,309	$650,812
Accounts receivable	4,410,035	3,227,083
Inventory	457,787	483,315
Prepaid expenses and other current assets	559,386	452,949

Total current assets	5,988,517	4,814,159
Property, plant, equipment and mine development, net	18,067,587	13,808,789
Other noncurrent assets	658,560	508,860

Total assets	$24,714,664	$19,131,808

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$4,072,780	$3,947,079
Accounts payable and accrued expenses	3,475,076	5,193,384

Total current liabilities	7,547,856	9,140,463
Long-term debt, less current portion	5,836,022	2,571,490
Asset retirement obligations	2,146,614	1,783,157
Other noncurrent liabilities	—	45,928

Total liabilities	15,530,492	13,541,038

Stockholders’ equity:
Common stock - par value $1; 100 shares authorized, issued and outstanding	100	100
Retained earnings	9,184,072	5,590,670

Total stockholders’ equity	9,184,172	5,590,770

Total liabilities and stockholders’ equity	$24,714,664	$19,131,808

The accompanying notes are an integral part of these financial statements.

Mann Steel Products, Inc.

Statements of Income

	Years ended December 31,
	2006	2005	2004
Sales
Coal sales	$55,224,389	$43,641,553	$24,765,718

Expenses:
Cost of sales (exclusive of items shown separately)	44,781,771	31,332,281	17,201,165
Depreciation, depletion, and accretion	2,448,760	1,078,451	510,153
General and administrative (exclusive of depreciation)	668,092	543,181	474,548

Total operating expenses	47,898,623	32,953,913	18,185,866

Income from operations	7,325,766	10,687,640	6,579,852

Other income (expense):
Interest expense	(805,257)	(269,735)	(20,622)
Interest income	38,226	17,146	2,327
Other income	136,278	3,546	209,403

Total other income (expense)	(630,753)	(249,043)	191,108

Net income	$6,695,013	$10,438,597	$6,770,960

The accompanying notes are an integral part of these financial statements.

Mann Steel Products, Inc.

Statements of Retained Earnings

	Years ended December 31,
	2006	2005	2004
Retained earnings, beginning of year	$5,590,670	$2,962,073	$997,444
Net income	6,695,013	10,438,597	6,770,960
Less: dividends	3,101,611	7,810,000	4,806,331

Retained earnings, end of year	$9,184,072	$5,590,670	$2,962,073

The accompanying notes are an integral part of these financial statements.

Mann Steel Products, Inc.

Statements of Cash Flows

	Years ended December 31,
	2006	2005	2004
Operating activities
Net income	$6,695,013	$10,438,597	$6,770,960
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and accretion	2,448,760	1,078,451	510,153
Loss (gain) on disposal of fixed assets	16,736	(3,546)	27,948
Decrease (increase) in assets:
Accounts receivable	(1,182,952)	(418,203)	(2,342,742)
Inventory	25,528	(483,315)	—
Prepaid expenses and other current assets	(57,122)	(388,023)	7,171
Other noncurrent assets	(149,700)	(378,907)	(81,953)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(1,718,308)	1,578,498	2,631,735
Other noncurrent liabilities	(45,928)	112,846	—

Net cash provided by operating activities	6,032,027	11,536,398	7,523,272

Investing activities
Proceeds from disposal of equipment	59,343	53,611	159,810
Payments for purchase of fixed assets	(6,420,178)	(9,318,259)	(3,591,947)
(Increase) decrease in notes receivable - shareholder	(49,314)	762,255	(770,000)

Net cash used in investing activities	(6,410,149)	(8,502,393)	(4,202,137)

Financing activities
Proceeds from issuance of long-term debt	8,600,155	8,341,520	1,818,334
Principal payments on long-term debt	(5,209,925)	(3,501,425)	(307,255)
Dividends to stockholders	(3,101,611)	(7,810,000)	(4,806,331)

Net cash provided by (used in) financing activities	288,619	(2,969,905)	(3,295,252)

Net (decrease) increase in cash	(89,503)	64,100	25,883
Cash, beginning of year	650,812	586,712	560,829

Cash, end of year	$561,309	$650,812	$586,712

Supplemental cash flow information:
Interest paid	$789,598	$249,650	$20,849
Non-cash investing and financing:
Asset retirement obligations incurred	$255,192	$751,605	$918,077

The accompanying notes are an integral part of these financial statements.

Mann Steel Products, Inc.

Notes to Financial Statements

1. COMPANY ACTIVITIES

Mann Steel Products, Inc. (the Company) is engaged in the surface mining of coal. The Company’s sales are principally confined to electric utilities and various industrial concerns in the State of Alabama.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses at the date of the financial statements and for the periods then ended. On an on-going basis, management evaluates the estimates used, including those related to workers’ compensation, reclamation and mine closure obligations, and coal reserves. Estimates are based on historical experience, engineering estimates, current conditions, and various other assumptions that management believes to be reasonable under the circumstances. Actual results may differ from these estimates.

Accounts receivable

Accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Based on management’s assessment of the credit history with customers having outstanding balances and current relationships with them, they have concluded that realization losses, if any, on balances outstanding at year-end will be immaterial.

Inventory

Inventory includes mined and purchased coal available for delivery to customers. Mined coal inventory is valued at the lower of average cost or net realizable value. Mined coal inventory costs include labor, fuel, equipment costs, and operating overhead. Purchased coal inventory is valued at the lower of cost or net realizable value.

Property, plant, equipment and mine development

Property, plant and equipment are stated at cost. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which generally range from three to twenty years. Maintenance and repairs are charged to expense as incurred. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.

The Company’s coal reserves are controlled either through direct ownership or through leasing arrangements which generally last until the recoverable reserves are depleted. The asset retirement obligation has been recorded as a component of mine development cost. Depletion of reserves and mine development costs is computed using the units-of-production method over the estimated recoverable tons. Costs related to locating coal deposits and determining the extractive feasibility of such deposits are expensed as incurred.

The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If impairment indicators are present and the future undiscounted cash flows are less than the carrying value of the assets, the carrying values are reduced to the estimated fair value.

Mann Steel Products, Inc.

Notes to Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Prepaid mining royalties

Certain coal leases require minimum or advance payments which are deferred and charged to cost of sales as coal is extracted. At December 31, 2006 and 2005, the Company had prepaid royalties of $215,100 and $338,000, respectively, included in prepaid expenses and other current assets and $275,700 and $106,000, respectively, included in other noncurrent assets.

Reclamation and asset retirement obligations

The Surface Mining Control and Reclamation Act of 1977 and similar state statutes require mine properties to be restored in accordance with specified standards. Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, requires recognition of an asset retirement obligation for eventual reclamation of disturbed acreage remaining after mining has been completed. The Company records a liability for the estimated future cost that a third party would incur to perform the required reclamation and mine closure discounted at the Company’s credit-adjusted risk-free rate. A corresponding increase in the asset carrying value of mine development cost is also recorded. The asset retirement obligation asset is amortized on the units-of production method over the estimated recoverable reserves and the asset retirement liability is accreted to the expected reclamation date at the Company’s credit-adjusted risk-free rate. These expenses are included in depreciation, depletion, amortization, and accretion in the operating expenses section of the income statement.

Revenue recognition

The Company recognizes revenue when title or risk of loss passes to the common carrier or customer. This generally occurs when coal is loaded onto trains or trucks at one of the loading facilities. In most cases, the Company negotiates a specific sales contract with each customer, which specifies a fixed price per ton, premiums and penalties for quality variances, a delivery schedule, and payment terms.

Income taxes

The Company, with the consent of its stockholders, has elected to be taxed as an S corporation for both federal and state income tax purposes. This election requires the individual stockholders to pay personal income taxes on their respective shares of the Company’s taxable income. As a result, the Company does not pay corporate income taxes and no such income tax amounts have been reflected in the accompanying financial statements.

Recent accounting pronouncements

In March 2005, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 47 (“FIN 47”), ACCOUNTING FOR CONDITIONAL ASSET RETIREMENT OBLIGATIONS, which clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. A conditional asset retirement obligation is defined as a legal obligation to perform asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The Company’s adoption of FIN 47 did not result in a change to current practice.

Mann Steel Products, Inc.

Notes to Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements (continued)

At its March 30, 2005 meeting, the FASB ratified the consensus reached by the Emerging Issues Task Force (“EITF”) in Issue No. 04-6, ACCOUNTING FOR STRIPPING COSTS INCURRED DURING PRODUCTION IN THE MINING INDUSTRY. Issue No 04-6 requires that the costs of removing overburden and waste materials to access mineral deposits during the production phase of a mine, commonly referred to as “stripping costs”, be included in the costs of the inventory produced. The Company’s adoption of EITF Issue No. 04-6 did not result in a change to current practice.

3. PROPERTY, PLANT, EQUIPMENT AND MINE DEVELOPMENT

Property, plant and equipment at December 31 are as follows:

	2006	2005
Equipment	$24,971,946	$19,218,967
Vehicles	708,098	537,623
Land	191,648	—
Furniture and fixtures	69,016	73,296
Mine development	1,924,875	1,669,682

Total property, plant, and equipment	27,865,583	21,499,568
Less accumulated depreciation and depletion	9,797,996	7,690,779

Property, plant, equipment and mine development, net	$18,067,587	$13,808,789

Depreciation expense was $2,053,697, $834,036, and $273,139 for the years ended December 31, 2006, 2005, and 2004, respectively. Depletion expense related to mine development was $286,798, $186,025, and $181,929 for the years ended December 31, 2006, 2005, and 2004, respectively.

4. OTHER NONCURRENT ASSETS

Other noncurrent assets at December 31 are as follows:

	2006	2005
Prepaid royalties	$275,700	$106,000
Land held for timber	243,060	243,060
Deposits	139,800	159,800

Total other noncurrent assets	$658,560	$508,860

Mann Steel Products, Inc.

Notes to Financial Statements

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31 are as follows:

	2006	2005
Accounts payable	$2,963,224	$4,743,466
Accrued payroll and related liabilities	241,662	258,796
Excise and personal property taxes payable	93,556	88,922
Accrued interest	35,744	20,085
Other accrued expenses	140,890	84,115

Total accounts payable and accrued expenses	$3,475,076	$5,193,384

6. DEBT AND FINANCING ARRANGEMENTS

The following is a summary of long-term debt at December 31:

Description and terms of long-term debt obligations	2006	2005
Various bank notes payable in monthly installments including interest at fixed rates varying from 6.00% to 7.50%, maturing at various dates through 2011, secured by certain equipment and guaranteed by the stockholders.	$7,299,987	$2,942,999
Various financial corporation notes payable in monthly installments including interest at fixed rates varying from 4.68% to 6.97%, maturing at various dates through 2010, secured by certain equipment and vehicles and guaranteed by the stockholders.	1,332,829	3,693
Unsecured corporate note payable in three variable installments determined based on amount of mining activity. Final installment paid January 2006.	—	4,127
Promissory note due to related party (family member of a stockholder), payable in monthly installments of $5,111 plus interest at a variable rate of 2.5% over the LIBOR rate (total of 7.83% at December 31, 2006), maturing December 2008.	127,778	—
Promissory notes due to a stockholder, payable in monthly installments including interest at a variable rate of 2.5% over the LIBOR rate (total of 7.83% at December 31, 2006), maturing at various dates through 2008, 50% guaranteed by the other stockholder.	1,148,208	3,567,750

	9,908,802	6,518,569
Less current portion of long- term debt	4,072,780	3,947,079

Long-term debt	$5,836,022	$2,571,490

Mann Steel Products, Inc.

Notes to Financial Statements

6. DEBT AND FINANCING ARRANGEMENTS (CONTINUED)

Following are maturities of long-term debt:

2008	$1,936,597
2009	1,741,833
2010	1,827,381
2011	330,211

Total	$5,836,022

7. ASSET RETIREMENT OBLIGATIONS

The following table describes the changes to the Company’s asset retirement obligations for the years ended December 31:

	2006	2005
Obligations at January 1	$1,783,157	$973,162
Accretion expense	108,265	58,390
Obligations acquired and incurred	255,192	751,605

Obligations at December 31	$2,146,614	$1,783,157

8. COMMITMENTS

Financial institutions have issued unused letters of credit on the Company’s behalf in the amounts of $5,527,039 and $3,937,350 at December 31, 2006 and 2005, respectively, in favor of the State of Alabama. These letters of credit were obtained in lieu of performance bonds required in connection with the Company’s reclamation obligation. Some of the letters of credit cover certain mining areas under permit even though mining has not yet begun. In consultation with an independent third party engineering firm, the company estimates the total reclamation liability to be $2,146,614 and $1,783,157 at December 31, 2006 and 2005, respectively (refer to note 7).

9. CONCENTRATION OF CREDIT RISK

The Company maintains its cash primarily at one financial institution located in Birmingham, Alabama. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2006 and 2005, the Company’s uninsured balances totaled $1,059,715 and $1,176,653, respectively. These amounts represent actual account balances held by financial institutions at the end of the period, and unlike the balance reported in the financial statements, they do not take reconciling items such as outstanding checks and deposits in transit into consideration.

Mann Steel Products, Inc.

Notes to Financial Statements

10. RETIREMENT PLAN

The Company has a 401(k) profit sharing plan that covers substantially all employees. Contributions to the plan are based on 6% of eligible employee contributions. During 2006, 2005, and 2004, contributions to the plan charged to operations were $82,988, $64,810, and $49,274, respectively.

11. MAJOR CUSTOMERS

The Company had sales to three major customers during 2006 totaling 75% of sales, to three major customers during 2005 totaling 74% of sales, and to two major customers during 2004 totaling 71% of sales. Accounts receivable for these customers totaled $2,367,506, $2,245,097, and $1,347,436 at December 31, 2006, 2005, and 2004, respectively.

12. RELATED PARTY TRANSACTIONS

Certain notes at December 31, 2006, and 2005, are payable to stockholders (note 6).

Interest expense for the years ended December 31, 2006, 2005 and 2004, includes $164,493, $154,055, and $2,148, respectively, to the stockholders.

The Company loaned stockholders $770,000 during 2004 which were repaid in 2005.

13. LEASE OBLIGATIONS

The Company leases certain mining equipment from various unrelated parties on a month to month basis.

The Company leases office space from an unrelated third party. The current lease allows either party to cancel the lease by giving the other party a ninety day written notice before May 31 of the year either party desires to terminate the lease. The lease provides for monthly rent payments of $1,901.

14. SUBSEQUENT EVENT

During June 2007, the Company’s stockholders agreed to sell 100% of the stock of the Company to National Coal Corporation, a Florida corporation, for an amount in excess of book value as of December 31, 2006. The transaction is subject to the satisfactory completion of certain due-diligence procedures and a number of conditions, including, but not limited to, National Coal Corporation obtaining financing to consummate the acquisition, approval by the National Coal Corporation’s Board of Directors, and receipt of required third party consents and approvals. Accordingly, there can be no assurance that the transaction will be completed.